Exhibit 99.1
FOR IMMEDIATE RELEASE
For more information contact:

Andrew Bosman	Jennifer Moreno
Executive Director, Marketing and Communications	Executive Director, Investor Relations
312.573.5631	312.573.5634
abosman@navigantconsulting.com	jmoreno@navigantconsulting.com

NAVIGANT CONSULTING ACQUIRES CHICAGO PARTNERS
Adds world-class Economic and Financial Analysis Expertise to Navigant’s Global Dispute and Business Consulting Platform
CHICAGO, May 1, 2008— Navigant Consulting, Inc. (NYSE:NCI), a global consulting firm providing dispute, investigative, operational, risk management and financial advisory solutions, today announced that it has completed the acquisition of Chicago Partners, LLC, a leading Chicago-based economic and financial analysis consulting firm. The definitive agreement to acquire Chicago Partners was announced on April 21, 2008.
Founded in 1994, Chicago Partners (www.chipar.com) provides economic and financial analyses of legal and business issues for law firms, corporations and government agencies. The Chicago Partners team includes more than 90 leading academic and industry professional consultants, with backgrounds in economics, accounting and finance. Their work has spanned every major industry and typically focuses on issues including securities litigation, antitrust, valuation and asset pricing, forensic accounting, intellectual property, and labor market discrimination.
Under the terms of the agreement, Navigant will pay $50 million in cash and $23 million in stock to acquire Chicago Partners, which can also earn additional purchase consideration based on achieving certain post-closing performance targets. Total revenues for 2007 were $46 million. The acquisition is expected to be modestly accretive within its first 12 months.
Robert W. Baird & Co. acted as exclusive financial advisor to Chicago Partners. Sidley Austin LLP was the legal advisor to Navigant Consulting, and Mayer Brown LLP was the legal advisor to Chicago Partners.
About Navigant Consulting
Navigant Consulting, Inc. (NYSE: NCI) is a specialized independent consulting firm providing dispute, financial, regulatory and operational advisory services to government agencies, legal counsel and large companies facing the challenges of uncertainty, risk, distress and significant change. The Company focuses on industries undergoing substantial regulatory or structural change and on the issues driving these transformations. “Navigant” is a service mark of Navigant International, Inc. Navigant Consulting, Inc. (NCI) is not affiliated, associated, or in any way connected with Navigant International, Inc. and NCI’s use of “Navigant” is made under license from Navigant International, Inc. More information about Navigant Consulting can be found at www.navigantconsulting.com.
Except as set forth below, statements included in this press release, which are not historical in nature are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including “anticipates,” “believes,” “intends,” “estimates,” “expects” and similar expressions. These statements are based upon management’s current expectations as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those indicated in the forward-looking statements including, without limitation: the timing and successful integration of this acquisition; management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; the successful expansion of and the increase in the Company’s service offerings and staff; conflicts of interest; and potential legislative and regulatory requirements, approvals or changes. Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the SEC under the “Risk Factors” sections and elsewhere in those filings. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements after the date of this press release.
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